SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2014

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition

On Friday, October 24, 2014, Bank of the James Financial Group, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended September 30, 2014 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 8.01. — Other Events

On October 24, 2014, Bank of the James Financial Group, Inc. issued a press release announcing a) a cash dividend of $0.05 per share payable to shareholders of record as of December 12, 2014 and payable on December 26, 2014; and b) a stock repurchase program that authorizes the repurchase of up to 100,000 shares of the Company’s common stock. The shares purchased pursuant the stock repurchase program may be purchased in the open market or in privately negotiated transactions from time to time depending upon market conditions and other factors. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits

(a)	Financial statements of businesses acquired – not applicable

(b)	Pro forma financial information – not applicable

(c)	Shell company transactions – not applicable

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Bank of the James Financial Group, Inc. Press Release dated October 24, 2014

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 27, 2014		BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Bank of the James Financial Group, Inc. Press Release dated October 24, 2014

2